Exhibit 99.1

Orion Group Holdings, Inc. Announces Chief Financial Officer Change

HOUSTON, October 11, 2021 Orion Group Holdings, Inc. (NYSE: ORN) (the "Company") a leading specialty construction company, today announced Robert L. Tabb will step down as Executive Vice President and Chief Financial Officer effective October 29, 2021, to pursue a new opportunity with a private company that is not a competitor.  Upon his departure, his duties will be performed by the senior management team in concert with finance department leadership while the Company conducts a formal CFO search process.

Robert L. Tabb has served as Orion’s Chief Financial Officer since March 2019, after serving as Interim CFO since November 2018, and is leaving to pursue a new opportunity outside of Orion.  “My time at Orion has been a very rewarding time for me professionally,” said Robert Tabb. “I am proud of the work we have accomplished during my tenure as CFO and I have every confidence that the leadership team will continue executing our strategy.”

“Robert has been an integral member of the Orion team for the last 7 years,” said Mark Stauffer, Orion’s President and Chief Executive Officer. “In his role as CFO the last three years, he has built a strong team and he’s been a driving force in positioning Orion for long-term success.  We wish him all the best in his future endeavors.”

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 2, 2021, which is available on its website at www.oriongroupholdingsinc.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

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Orion Group Holdings Inc.

Francis Okoniewski, Vice President Investor Relations

(346) 616-4138

fokoniewski@orn.net

www.oriongroupholdingsinc.com

Robert Tabb, Executive Vice President & CFO

(713) 852-6500

www.oriongroupholdingsinc.com